UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 5, 2003

ICT GROUP, INC.

(Exact name of registrant specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:     (267) 685-5000

Not Applicable

(Former name and former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On May 2, 2003, ICT Group reached unanimous agreement with its Bank Group members to amend the Company’s credit facility. As a result, ICT Group remains in full compliance with all financial covenants under its line of credit facility.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2003
		By:	/s/ John J. Brennan
		Name:	John J. Brennan
		Title:	President and Chief Executive Officer